EXHIBIT 4.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-289569 on Form S-6 of our report dated September 15, 2025, relating to the Statement of Financial Condition, including the portfolio of investments, of Morgan Stanley Portfolios, Series 83, comprising Uncommon Values Trust, 2025 Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York

September 15, 2025